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                       Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-51213) and the related Prospectus Supplement of The Penn Traffic Company for the registration of Senior Notes due 2004 of our report dated October 7, 1994, with respect to the financial statements of Acme Markets, Inc., Supermarkets to be Acquired by The Penn Traffic Company, included in The Penn Traffic Company's Current Report on Form 8-K dated September 30, 1994, both filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG, LLP
                                     _________________________
                                        ERNST & YOUNG, LLP


Salt Lake City, Utah
October 12, 1994